As filed with the Securities and Exchange Commission on August 15, 2024

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ASE Technology Holding Co., Ltd.
(Exact name of registrant as specified in its charter (English translation))

Republic of China (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. Employer Identification No.)
26, Chin 3rd Road Nanzih District Kaohsiung, 811, Taiwan Republic of China (Address of Principal Executive Offices)

ASE Technology Holding Co., Ltd. 2024 Restricted Stock Awards Plan (Full Title of the Plan)

Puglisi & Associates 850 Library Avenue, Suite 204 Newark, DE 19711 (302) 738-6680 (Name, address and telephone number, including area code, of agent for service)
Copies to:
Joseph Tung ASE Technology Holding Co., Ltd. Room 1901, No. 333, Section 1, Keelung Rd. Taipei, 110, Taiwan, Republic of China (+886) 2-6636-5678	James C. Lin, Esq. Davis Polk & Wardwell LLP c/o 10th Floor, The Hong Kong Club Building 3A Chater Road Hong Kong (+852) 2533-3300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required by Item 1 and Item 2 of Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this registration statement on Form S-8 (this “Registration Statement”) in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 have been or will be delivered to the participants in the incentive plan covered by this Registration Statement (the “Plan”) as required by Rule 428(b)(1) under the Securities Act. These documents, which include the statement of availability required by Item 2 of Part I of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)	the Registrant’s annual report on Form 20-F for the fiscal year ended December 31, 2023 filed with the Commission on April 3, 2024; and

(b)	the description of common shares and American depositary shares of the Registrant contained under the headings “Description of HoldCo Common Shares” and “Description of HoldCo American Depositary Shares” in the registration statement on Form F-4 (File No. 333-214752) of Advanced Semiconductor Engineering, Inc.’s, the predecessor company of the Registrant, filed with the Commission on January 16, 2018, including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Directors and Officers

The relationship between the Registrant and its directors and officers is governed by the Republic of China (“R.O.C.”) Civil Code, the R.O.C. Company Law and the Registrant’s Articles of Incorporation. There is no written contract between the Registrant and its directors and officers governing the rights and obligations of such parties. Under Section 10, Chapter 2, Book II of the R.O.C. Civil Code, each person who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director or officer of the Registrant, in the absence of willful misconduct or negligence on the part of such person in connection with such person’s performance of duties as a director or officer, as the case may be, may be indemnified and held harmless by the Registrant to the fullest extent permitted by applicable law. In addition, the Registrant has obtained an insurance policy which provides liability coverage, including coverage for liabilities arising under the U.S. federal securities laws, for directors and officers and which contains certain exceptions and exclusions.

Item 7.	Exemption from Registration Claimed

Not applicable.

Item 8.	Exhibits

The Exhibits listed on the accompanying Exhibit Index are filed as a part of, or incorporated by reference into, this Registration Statement.

Item 9.	Undertakings

(a)       The undersigned Registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)       to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)      to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)     to include any material information with respect to the Plan not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)       That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)       The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Taipei, Taiwan, Republic of China, on August 15, 2024.

ASE TECHNOLOGY HOLDING CO., LTD.

By:	/s/ Joseph Tung
Name:	Joseph Tung
Title:	Chief Financial Officer

POWER OF ATTORNEY

Know all persons by these presents, that each person whose signature appears below, constitutes and appoints each of Jason C.S. Chang and Joseph Tung as his or her true and lawful attorney-in-fact and agent, upon the action of such appointee, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which each of said attorneys-in-fact and agents may deem necessary or advisable in order to enable ASE Technology Holding Co., Ltd. to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with the filing with the Commission of this registration statement under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such registration statement, and any amendments to such registration statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto each of said attorneys-in-fact and agents full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jason C.S. Chang	Director and Chairman	August 15, 2024
Jason C.S. Chang	(principal executive officer)

/s/ Richard H.P. Chang	Director, Vice Chairman and President	August 15, 2024
Richard H.P. Chang

/s/ Tien Wu	Director and Chief Operating Officer	August 15, 2024
Tien Wu

/s/ Joseph Tung	Chief Financial Officer	August 15, 2024
Joseph Tung	(principal financial officer)

/s/ Jeffrey Chen	Director; Chairman, Universal Scientific Industrial (Shanghai) Co., Ltd.	August 15, 2024
Jeffrey Chen

/s/ Rutherford Chang	Director; General Manager, China Region of ASE Inc.	August 15, 2024
Rutherford Chang

/s/ Andrew Tang	Director and Chief Procurement Officer	August 15, 2024
Andrew Tang

/s/ Shen-Fu Yu	Independent Director	August 15, 2024
Shen-Fu Yu

/s/ Mei-Yueh Ho	Independent Director	August 15, 2024
Mei-Yueh Ho

/s/ Wen-Chyi Ong	Independent Director	August 15, 2024
Wen-Chyi Ong

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of the registrant, has signed this registration statement or amendment thereto in Newark, Delaware, on August 15, 2024.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director

EXHIBIT INDEX

Exhibit No.	Description
4.1*	Articles of Incorporation of the Registrant (English translation).

4.2	Deposit Agreement dated April 30, 2018 by and among the Registrant, Citibank, N.A., as Depositary, and the Holders and Beneficial Owners of American Depositary Shares issued thereunder (incorporated by reference to Exhibit 2(a) to the annual report on Form 20-F (File No. 001-16125) for the year ended December 31, 2019 filed with the Securities and Exchange Commission on March 31, 2020).

5.1*	Opinion of Baker & McKenzie, Taipei, R.O.C. counsel to the Registrant, as to the legality of the securities being registered.

23.1*	Consent of Deloitte & Touche, independent registered public accounting firm.

23.2*	Consent of Baker & McKenzie, Taipei (included in Exhibit 5.1).

23.3*	Consent of PricewaterhouseCoopers, independent registered public accounting firm.

24.1*	Power of Attorney (included in the signature pages hereof).

99.1*	ASE Technology Holding Co., Ltd. 2024 Restricted Stock Awards Plan (English translation).

107*	Filing fee table

* Filed herewith